Exhibit 99.1

Newell Brands Announces Appointment of Chief Financial Officer

Christopher Peterson As Interim CEO

HOBOKEN, NJ – June 26, 2019 – Newell Brands (NASDAQ:NWL) today announced the appointment of Executive Vice President, Chief Financial Officer Christopher Peterson as Interim Chief Executive Officer effective June 28, 2019. Mr. Peterson succeeds President and Chief Executive Officer Michael Polk, who is retiring effective at the end of June as previously announced.

“Chris has earned the respect of our Board, executive team and employees since joining the company last year, and has the Board’s full confidence as he takes on the role of interim CEO,” said Chairman of the Board Patrick Campbell. “The search for a permanent CEO is proceeding well and the Board expects to be in a position to announce an external hire as the permanent CEO in the upcoming weeks. We are confident that Newell Brands is taking the right steps to execute its transformation, drive growth and increase shareholder value as a leading consumer products company.”

“I am honored to serve as the interim CEO of Newell Brands and am excited about the opportunity we have to improve the company’s organizational capability, return to core sales growth and drive shareholder value creation,” said Mr. Peterson.

Mr. Peterson will also continue his current role as the company’s Executive Vice President, Chief Financial Officer, a role he has had since joining Newell Brands in December of 2018.

About Christopher Peterson

Chris Peterson has served as Executive Vice President and Chief Financial Officer of Newell Brands since joining the company in December of 2018. Prior to his current role, Chris was Chief Operating Officer, Operations at Revlon, Inc., leading the global Supply Chain, Finance and IT functions. Previously he spent four years at Ralph Lauren, recruited as Senior Vice President, Chief Financial Officer and ultimately leaving the company as President, Global Brands, with P&L responsibility for all of the company’s brands. Prior to Ralph Lauren, Chris spent 20 years at Procter & Gamble in various roles of increasing responsibility, the latest of which was Vice President and Chief Financial Officer, Global Household Care. He began his professional career in investment banking at Smith Barney Harris Upham & Co, Inc. and has a B.S. from Cornell University in Operations Research and Industrial Engineering.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

221 River Street	NASDAQ: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600	1

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on management’s current views and assumptions including but not limited to the timing of hiring a permanent CEO, the ability to execute the company’s transformation, drive core sales growth, increase shareholder value and improve organizational capability. Actual results and events may differ materially from those described in the forward-looking statements above. For more information on the factors that could cause actual results to differ materially from those suggested in the forward-looking statements, please refer to the cautionary statements, Forward Looking Statements and Risk Factors set forth in Newell Brands’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Contacts:

Investors:

Nancy O’Donnell

SVP, Investor Relations and Communications

+1 (201) 610-6857

nancy.odonnell@newellco.com

Media:

Claire-Aude Staraci

Director, External Communications

+1 (201) 610-6717

claireaude.staraci@newellco.com

221 River Street	NASDAQ: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600	2